Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our report on our audits of the financial statements of Alfacell Corporation as of July 31, 2008 and 2007 and for each of the years in the three-year period ended July 31, 2008 and on the statements of operations, changes in stockholders' equity (deficiency) and cash flows for the period from August 24, 1981 (date of inception) to July 31, 2008, included in this annual report on Form 10-K for the year ended July 31, 2008, dated October 13, 2008 expressed an unqualified opinion on those financial statements and included an explanatory paragraph regarding the Company’s ability to continue as a going concern. Our report on Alfacell Corporation’s internal control over financial reporting included in this annual report on Form 10-K for the year ended July 31, 2008 is dated October 13, 2008. We consent to the incorporation by reference of our reports in the Registration Statements on Form S-8 (SEC File Nos. 33-81308, 333-110074 and 333-112866) and on Form S-3 (SEC File No. 333-112865 and 333-136678) previously filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933.

/s/ J.H. Cohn LLP

Roseland, New Jersey
October 13, 2008